Exhibit-99.28.j.(ii)

September 13, 2013

Wakefield Alternative Series Trust

700 Seventeenth Street, Suite 1550

Denver, CO 80202

Trustees:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Registration Statement, File Nos.: 333-177169; 811-22612 (the “Registration Statement”), of Wakefield Alternative Series Trust. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP